As filed with the Securities and Exchange Commission on June 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VICTORY CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	32-0402956 (I.R.S. Employer Identification Number)
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
Nina Gupta
Chief Legal Officer and Head of
Human Resource Administration
15935 La Cantera Parkway
San Antonio, TX 78256
(216) 898-2400
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies:
David K. Boston
Danielle Scalzo
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
23,035,771 Shares
VICTORY CAPITAL HOLDINGS, INC.
Common Stock
This prospectus relates to the resale from time to time of up to 23,035,771 of our shares of common stock, par value $0.01 per share (“common stock”), by Amundi Asset Management S.A.S. (the “selling stockholder”), which includes (i) 3,293,471 shares of common stock, and (ii) 19,742,300 shares of common stock issuable upon the automatic conversion of 19,742,300 shares of our non-voting convertible preferred stock, par value $0.01 per share, designated as Series A Non-Voting Convertible Preferred Stock (“preferred stock”), in each case subject to the selling stockholder’s compliance with its lock-up covenants as described in this prospectus. The preferred stock is not convertible to shares of common stock at the option of the selling stockholder; however, upon specified transfers of the preferred stock to certain third parties as set forth in the Certificate of Designations, Powers, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Designations”), the shares of preferred stock will automatically convert into shares of common stock in the hands of the transferee on an equivalent basis.
We are filing this prospectus and the registration statement of which it is a part pursuant to a shareholder agreement we entered into with the selling stockholder on April 1, 2025 (the “Amundi Shareholder Agreement”) in connection with our acquisition of Amundi Holdings US, Inc. (“Amundi US”) from the selling stockholder. Under the Amundi Shareholder Agreement, the selling stockholder is subject to a lock-up agreement, pursuant to which, subject to certain exceptions, the selling stockholder has agreed, until April 1, 2028, not to sell, transfer, pledge or otherwise encumber any of its shares of Victory’s capital stock received as consideration in the transaction or issued, purchased or exchanged pursuant to the terms of the Amundi Shareholder Agreement.
As described in the section entitled “Plan of Distribution,” the selling stockholder may offer and sell the shares of common stock from time to time on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. In certain circumstances, we will describe the specific manner in which these shares will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate herein by reference.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “VCTR.” On June 27, 2025, the last reported sale price of our common stock was $64.08 per share.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS, AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the offered securities in one or more offerings or transactions.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
We have not authorized anyone to provide you with any information other than that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We are not making any representation to you regarding the legality of an investment by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business adviser and tax adviser for legal, business and tax advice regarding an investment in our securities.
In this prospectus and the documents incorporated in this prospectus by reference, we rely on and refer to certain market and industry data and forecasts related thereto. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. We use these sources and estimates and believe them to be reliable, but we cannot give you any assurance that any of the projected results will be achieved.
Our design logos and the marks “Victory Capital,” “Victory Capital Management,” “Victory Funds,” “VictoryShares,” “Victory Capital inVest,” “Victory Capital Solutions,” “inVest,” “Munder,” “Munder Capital Management,” “New Energy Capital,” “THB,” “The Road to Victory,” “RS Investments,” “Sycamore Capital,” “Trivalent Investments,” “Victory Income Investors,” “USAA 529 Education Savings Plan,” “WestEnd Advisors,” “Pioneer Investment,” “Pioneer Investments,” and “Pioneer Investment Management” are pending, owned, or licensed for a period of time by us or one of our subsidiaries. All other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.
In this prospectus, when we refer to the “Company,” “Victory,” “we,” “our” or “us,” we are referring to Victory Capital Holdings, Inc. and its consolidated subsidiaries, except where otherwise stated or where it is clear that the term means only Victory Capital Holdings, Inc. exclusive of its subsidiaries.
Unless otherwise specified herein or the context otherwise requires, all references to “$” in this prospectus refer to U.S. dollars.
For investors outside the United States: neither we nor the selling stockholder has done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the distribution of this prospectus outside of the United States.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at www.ir.vcm.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website is not incorporated by reference and is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered an important part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents that we previously filed with the SEC are incorporated by reference in this prospectus:
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Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025.

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Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 11, 2025, March 6, 2025, March 11, 2025, April 3, 2025 (as amended by Current Report on Form 8-K/A filed on June 16, 2025), April 9, 2025, May 7, 2025, May 9, 2025 and June 10, 2025.

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Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025, as supplemented by the additional materials filed on Form DEFA14A on March 28, 2025 and April 4, 2025.

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The description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on February 6, 2018, as amended by Exhibit 4.5 to the Company’s Annual Report on Form 10-K, filed on March 13, 2020, and including any subsequent amendment or any report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus.
Whenever after the date of this prospectus and prior to the termination of this offering we file reports or documents with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be incorporated by reference into this prospectus and will be deemed to be a part of this prospectus from the time they are filed (excluding any portions of such documents that are deemed to have been “furnished,” rather than “filed,” under SEC rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to this registration statement or as an exhibit to any document incorporated by reference in this registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document filed as an exhibit is qualified in its entirety by reference to the actual document.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents specifically incorporated by reference therein. You should direct any requests for documents to Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, Telephone: (216) 898-2412.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated herein by reference in this prospectus include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus and the information incorporated by reference in this prospectus.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:
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reductions in our assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the conflicts in Ukraine and Israel, a pandemic, tariffs or trade restrictions;

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the nature of our contracts and investment advisory agreements;

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our ability to maintain historical returns and sustain our historical growth;

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our dependence on third parties to market our strategies and provide products or services for the operation of our business;

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our ability to retain key investment professionals or members of our senior management team;

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our reliance on the technology systems supporting our operations;

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our ability to successfully acquire and integrate new companies;

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risks associated with expected benefits of the Amundi transaction and the related impact on our business;

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the concentration of our investments in long only small- and mid-cap equity and U.S. clients;

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risks and uncertainties associated with non-U.S. investments;

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our efforts to establish and develop new teams and strategies;

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the ability of our investment teams to identify appropriate investment opportunities;

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our ability to limit employee misconduct;

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our ability to meet the guidelines set by our clients;

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our exposure to potential litigation (including administrative or tax proceedings) or regulatory actions;

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our ability to implement effective information and cyber security policies, procedures and capabilities;

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our substantial indebtedness;

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the potential impairment of our goodwill and intangible assets;

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disruption to the operations of third parties whose functions are integral to our ETF platform;

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our determination that we are not required to register as an “investment company” under the Investment Company Act of 1940;

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the fluctuation of our expenses;

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our ability to respond to recent trends in the investment management industry;

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the level of regulation on investment management firms and our ability to respond to regulatory developments;

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the competitiveness of the investment management industry; and

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other risks and factors included, but not limited to, those listed under the caption “Risk Factors” and elsewhere in this prospectus.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made, and we and the selling stockholder undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT VICTORY
We are a diversified global asset management firm with $289.4 billion in AUM as of May 31, 2025. We operate a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.
We provide specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises (“Franchises”) and a Solutions Platform, we offer a wide array of investment products, including actively and passively managed mutual funds, rules-based and active exchange traded funds (“ETFs”), institutional separate accounts, variable insurance products (“VIPs”), alternative investments, private closed end funds, and a 529 Education Savings Plan. Our strategies are also offered through third-party investment products, including mutual funds, third-party ETF model strategies, retail separately managed accounts (“SMAs”) and unified managed accounts (“UMAs”) through wrap account programs, Collective Investment Trusts (“CITs”), and undertakings for the collective investment in transferable securities (“UCITS”). As of May 31, 2025, our Franchises and our Solutions Platform collectively managed a diversified set of 195 investment strategies for a wide range of institutional and retail clients and direct investors.
Our Franchises are largely operationally integrated but are separately branded and make investment decisions independently from one another within guidelines established by their respective investment mandates. Our largely integrated model creates a supportive environment in which our investment professionals, largely unencumbered by administrative and operational responsibilities, can focus on their pursuit of investment excellence. We employ all of our U.S. investment professionals across our Franchises, which are not separate legal entities.
Our Solutions Platform consists of multi-asset, multi-manager, quantitative, rules-based, factor-based, and customized portfolios. These strategies are designed to achieve specific return characteristics, with products that include values-based and thematic outcomes and exposures. We offer our Solutions Platform through a variety of vehicles, including separate accounts, mutual funds, UMA accounts, and rules-based and active ETFs under our VictoryShares ETF brand. Like our Franchises, our Solutions Platform is operationally integrated and supported by our centralized distribution, marketing, and operational support functions.
Professionals within our institutional and retail distribution channels, direct investor business and marketing organization sell our products through our centralized distribution model. Our institutional sales team focuses on cultivating relationships with institutional consultants, who account for the majority of the institutional market, as well as asset allocators seeking sub-advisers. Our retail sales team offers intermediary and retirement platform clients, including broker-dealers, retirement platforms and registered investment adviser networks, mutual funds and ETFs as well as SMAs through wrap fee programs and access to our investment models through UMAs. Our direct investor business serves the investment needs of individual clients.
We have grown our AUM from $17.9 billion following the management-led buyout with Crestview Partners II GP, L.P in August 2013 to $289.4 billion at May 31, 2025. We attribute this growth to our success in sourcing acquisitions and evolving them into organic growers, generating strong investment returns, and developing retail and institutional distribution channels with deep penetration.
Victory Capital Holdings, Inc. was incorporated as a Delaware corporation in February 2013, for the purpose of acquiring Victory Capital Management Inc. (“VCM”) and Victory Capital Services, Inc. from KeyCorp, which occurred on August 1, 2013. VCM was previously a subsidiary of KeyCorp. Originally founded as Cleveland Trust in 1894, it was ultimately rebranded as VCM in 2001, and served as the investment management division of KeyCorp.
Our principal business office is located at 15935 La Cantera Parkway, San Antonio, TX 78256. Our website address is www.ir.vcm.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.

Recent Developments
Acquisition of Amundi US
As described in greater detail under the caption “Selling Stockholder” below, on April 1, 2025, pursuant to the terms of the Contribution Agreement, dated as of July 8, 2024, by and among the Company, the selling stockholder, and solely for certain purposes set forth therein, Amundi S.A. (as amended or modified from time to time, the “Contribution Agreement”), we completed our acquisition of Amundi US from the selling stockholder. As a result of the consummation of the transactions contemplated by the Contribution Agreement (the “Closing”), Amundi US became a wholly owned subsidiary of the Company. Amundi US owns Amundi Asset Management US, Inc., Amundi Distributor US, Inc. and Amundi US, Inc.
As consideration for our acquisition of Amundi US, the Company issued to the selling stockholder (i) 3,293,471 newly issued shares of common stock, representing 4.9% of the number of issued and outstanding shares of common stock after giving effect to such issuance, and (ii) 14,305,982 newly issued shares of preferred stock. On May 23, 2025, the Company issued to the selling stockholder an additional 5,436,318 shares of preferred stock as a result of a post-closing adjustment to the preferred stock received by the selling stockholder at the Closing and which, together with the common stock and preferred stock issued to the selling stockholder at the Closing, resulted in the selling stockholder beneficially owning 26.1% of the Company’s outstanding capital stock as of the Closing on a fully diluted basis, subject to a further post-closing adjustment as contemplated in the Contribution Agreement.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by the selling stockholder. Net proceeds from the sale of the shares of common stock will be received by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the resale from time to time, subject to the selling stockholder’s compliance with the lock-up covenants described in this prospectus, of up to 23,035,771 shares of our common stock by the selling stockholder named in this prospectus, which includes (i) 3,293,471 shares of common stock, and (ii) 19,742,300 shares of common stock issuable upon automatic conversion of 19,742,300 shares of preferred stock, in each case, issued to the selling stockholder pursuant to the terms of the Contribution Agreement. The preferred stock is not convertible to shares of common stock at the option of the selling stockholder; however, upon specified transfers of the preferred stock to certain third parties as set forth in the Certificate of Designations, the shares of preferred stock will automatically convert into shares of common stock in the hands of the transferee on an equivalent basis.
We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered by this prospectus. Because the selling stockholder may determine not to sell or otherwise dispose of some or all of the shares covered by this prospectus and because the selling stockholder has no agreement, arrangement or understanding with us to sell or otherwise dispose of any of the shares, including at any particular time, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of any offering. If we provide a prospectus supplement in connection with any offering of shares by the selling stockholder, such prospectus supplement will set forth the beneficial ownership of the selling stockholder upon the completion of such offering.
The following table sets forth information with respect to the current beneficial ownership of the selling stockholder and the number of shares of common stock the selling stockholder may sell pursuant to this prospectus. For purposes of the table below, we have assumed the selling stockholder will sell all of the shares covered by this prospectus in one or more offerings. The percentages of common stock and capital stock beneficially owned by the selling stockholder set forth in the table reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 67,250,709 shares of our common stock issued and outstanding as of May 31, 2025 (excluding 1,102,304 shares of unvested restricted stock which carry voting rights).
To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. These shares, and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

	Shares Beneficially Owned Prior to Offering				Number of Shares Covered by this Registration Statement	Shares Beneficially Owned After the Covered Shares are Sold(1)
Name	Number of Common Shares(3)	% of Total Common Stock	Number of Preferred Shares	% of Total Capital Stock(4)	Number of Shares(2)	Number of Common Shares	% of Total Common Stock	Number of Preferred Shares	% of Total Capital Stock
Amundi Asset Management S.A.S.	3,293,471	4.9%	19,742,300	26.5%	23,035,771	0	0%	0	0%

(1)
Assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock of the Company are subsequently acquired or sold by the selling stockholder.

(2)
Represents the aggregate shares of common stock covered by this prospectus assuming the automatic conversion of the shares of preferred stock owned by the selling stockholder into shares of common stock. The preferred stock is not convertible to shares of common stock at the option of the selling stockholder; however, upon specified transfers of the preferred stock to certain third parties as set forth in the Certificate of Designations, the shares of preferred stock will automatically convert into shares of common stock in the hands of the transferee on an equivalent basis.

(3)
Consists of shares of common stock held of record by the selling stockholder.

(4)
Pursuant to the Contribution Agreement, the aggregate share consideration issued to the selling stockholder at the Closing was determined based on the number of fully diluted shares of Company stock calculated pursuant to the terms of the Contribution Agreement. The denominator in the ownership percentage calculation shown in the above table, however, is not based on fully diluted shares and consequently does not include 1,102,304 unvested restricted shares and 628,739 options to acquire Company common stock outstanding as of May 31, 2025, thus resulting in an ownership percentage in excess of 26.1%.

Material Relationships with Selling Stockholder
Contribution Agreement
On April 1, 2025, pursuant to the terms of the Contribution Agreement, we completed our acquisition of Amundi US from the selling stockholder. As a result of the Closing, Amundi US became a wholly owned subsidiary of the Company. As consideration for our acquisition of Amundi US, the Company issued to the selling stockholder (i) 3,293,471 newly issued shares of common stock, representing 4.9% of the number of issued and outstanding shares of common stock after giving effect to such issuance, and (ii) 14,305,982 newly issued shares of preferred stock. On May 23, 2025, the Company issued to the selling stockholder an additional 5,436,318 shares of preferred stock as a result of a post-closing adjustment which, together with the common stock and preferred stock issued to the selling stockholder at the Closing, resulted in the selling stockholder beneficially owning 26.1% of the Company’s outstanding capital stock as of the Closing on a fully diluted basis, subject to a further post-closing adjustment as contemplated by the Contribution Agreement.
Shareholder Agreement
At the Closing, the Company and the selling stockholder entered into the Amundi Shareholder Agreement pursuant to which, among other things, the selling stockholder has certain resale shelf and piggyback registration rights in respect of our common stock, including any shares of common stock issuable by the Company upon the conversion of preferred stock, to the extent such shares were issued to the selling stockholder under the Contribution Agreement (such shares of common stock and preferred stock, the “Acquired Shares”) or acquired pursuant to the selling stockholder’s participation rights under the Amundi Shareholder Agreement. Under the Amundi Shareholder Agreement, the selling stockholder is also entitled to nominate two members of the Company’s board of directors (the “Board”) for so long as it holds at least 50% (without giving effect to certain sales by the selling stockholder) of the shares of Victory’s capital stock received as consideration in the transaction and one member of the Board for so long as it holds at least 33% (without giving effect to certain sales by the selling stockholder) of the shares of Victory’s capital stock received as consideration in the transaction.
Under the Amundi Shareholder Agreement, the selling stockholder is subject to a lock-up agreement, pursuant to which, subject to certain exceptions, the selling stockholder has agreed, until April 1, 2028, not to sell, transfer, pledge or otherwise encumber any of its shares of the Company’s capital stock received as consideration in the transaction or issued, purchased or exchanged pursuant to the terms of the Amundi Shareholder Agreement, including the Acquired Shares. The selling stockholder is also subject to a standstill, expiring April 1, 2028, which, among other things, prohibits the selling stockholder from acquiring additional equity securities of the Company (subject to certain exceptions). During the three-year standstill period, the selling stockholder is prohibited from acquiring voting securities of the Company in excess of 4.9% of our issued and outstanding shares of common stock. Following the initial three-year standstill period, the selling stockholder will be prohibited from acquiring voting securities of the Company in excess of specified percentages for certain periods of time following the Closing. Additionally, under the Amundi Shareholder Agreement, the selling stockholder and its “affiliates” (as such term is defined in the Bank Holding Company Act of 1956, as amended) may exchange any shares of common stock held by them for shares of preferred stock on a one-to-one basis, and may be required to exchange shares of common stock held by them for shares of preferred stock under certain circumstances described in the Amundi Shareholder Agreement.
We are filing this prospectus and the registration statement of which it is a part pursuant to the Amundi Shareholder Agreement.
Distribution and Services Agreements
The selling stockholder is a party to an Off-Shore Master Distribution and Services Agreement and an On-Shore Master Distribution and Services Agreement (as amended, the “Distribution and Services Agreements”) with the Company, which became effective on the date of the Closing (except with respect to certain specified provisions set forth therein, which became effective as of the entry into such agreements). Under the Distribution and Services Agreements, (i) the selling stockholder has the exclusive right, subject to certain exceptions, to distribute the Company’s products outside of the United States; (ii) the Company has the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any US active asset management products to the selling stockholder for distribution outside the United States; (iii) the Company has the exclusive right, subject to certain exceptions, to distribute the selling stockholder’s products in the United States; and (iv) the selling stockholder has the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-US active asset management products to the Company for distribution in the United States. The Company is entitled to a percentage of fee revenues derived from the Company’s products that the selling stockholder distributes outside the United States, and the selling stockholder is entitled to a percentage of fee revenues derived from the selling stockholder’s products that Victory distributes in the United States.
Advisory and Sub-Advisory Arrangements
Amundi US, reintroduced under the Pioneer Investments brand, manages $40.7 billion of AUM as of May 31, 2025 for the selling stockholder as an adviser and sub-adviser for the selling stockholder’s and its affiliates’ UCITS.

PLAN OF DISTRIBUTION
The selling stockholder may sell all or a portion of the common stock covered by this prospectus from time to time, together or separately, in any one or more of the following ways:
•
on any stock exchange, market or trading facility on which the shares of common stock are traded;

•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
through the writing or settlement of options (including put or call options), or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;

•
privately negotiated transactions;

•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
“at the market” or through market makers or into an existing market for the securities;

•
to one or more underwriters acting alone for resale to investors or to the public;

•
through a combination of any of those methods of sale; and

•
any other method permitted pursuant to applicable law.

If the selling stockholder sells shares of common stock to a dealer acting as principal, the dealer may resell those shares at varying prices to be determined by the dealer in its discretion at the time of resale without consulting with us or the selling stockholder, and the resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis.
Sales of the common stock may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.
In connection with the sale of common stock, underwriters or agents may receive compensation from the selling stockholder in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from the selling stockholder and any profit on the resale of common stock they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

If a prospectus supplement is provided in connection with an offering, it will, where applicable:
•
identify any underwriter, dealer or agent;

•
describe any compensation in the form of discounts, concessions, commissions or otherwise received from the selling stockholder by each underwriter or agent and in the aggregate by all underwriters and agents;

•
describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•
identify the amounts underwritten; and

•
identify the nature of the underwriter’s or underwriters’ obligation to take the common stock.

Until the distribution of the common stock is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the common stock. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the common stock. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares.
Underwriters may engage in overallotment. If any underwriters create a short position in the common stock in an offering in which they sell more shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the shares in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the shares, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of common stock for the purpose of stabilization or to reduce a short position could cause the price of the shares to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the shares to the extent that it were to discourage resales of the shares before the distribution is completed.
Neither we nor the selling stockholder make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the common stock. In addition, neither we nor the selling stockholder make any representation that underwriters will engage in those transactions or that the transactions, once commenced, will not be discontinued without notice.
Under agreements into which the selling stockholder may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification by the selling stockholder against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If the selling stockholder offers common stock in a subscription rights offering to our existing stockholders, the selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. The selling stockholder may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. If the selling stockholder does not enter into a standby underwriting arrangement, the selling stockholder may retain a dealer-manager to manage a subscription rights offering on its behalf.
Underwriters, dealers and agents may engage in transactions with the selling stockholder or perform services for the selling stockholder in the ordinary course of business.
To comply with applicable state securities laws, the common stock offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, common stock may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to the Amundi Shareholder Agreement, expenses incurred in connection with any registration shall be borne by us; provided, that the selling stockholder shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the common stock sold by the selling stockholder. We will indemnify the selling stockholder against certain civil liabilities, and we may be indemnified by the selling stockholders holders against certain civil liabilities, pursuant to the Amundi Shareholder Agreement.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of the shares of common stock offered hereby. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS
The consolidated financial statements of Victory Capital Holdings, Inc. appearing in Victory Capital Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Victory Capital Holdings, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Amundi US, Inc. and subsidiaries as of December 31, 2023, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference elsewhere herein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Amundi US, Inc. as of December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee.
Amount to be Paid
SEC registration fee	$215,732.92
Legal fees and expenses	$60,000*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous	*
TOTAL	*

*
Estimated fees and expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s second amended and restated certificate of incorporation, as amended, includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for the following:
•
any breach of the director’s duty of loyalty to the registrant or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•
under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•
any transaction from which the director derived an improper benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant provide that:
•
The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•
The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•
The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The registrant will not be obligated to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•
The rights conferred in the second amended and restated certificate of incorporation, as amended, and amended and restated bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors, officers and members of the Employee Shareholders Committee that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
Item 16.   Exhibits
The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.
Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.   To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the common stock offered therein, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof.
3.   To remove from registration by means of a post-effective amendment any of the common stock being registered which remain unsold at the termination of the offering.

4.   That, for the purpose of determining liability under the Securities Act to any purchaser:
i.   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of common stock in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the common stock in the registration statement to which that prospectus relates, and the offering of such common stock at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the common stock offered therein, and the offering of the common stock at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to our second amended and restated certificate of incorporation, as amended, or amended and restated bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Contribution Agreement, dated July 8, 2024, by and among the Company, Amundi Asset Management S.A.S. and Amundi S.A. (previously filed as Exhibit 2.1 to the Company’s Report on Form 10-Q, File No. 001-38388, dated November 8, 2024)
3.1	Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company’s Report on Form 8-K, File No. 001-38388, dated November 23, 2021).
3.2**	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, dated April 1, 2025.
3.3	Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to the Company’s Report on Form S-1/A, File No. 333-222509, dated February 6, 2018
3.4	Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Company (previously filed as Exhibit 3.1 to the Company’s Report on Form 8-K, File No. 001-38388, dated April 3, 2025)
4.1	Form of common stock certificate (previously filed as Exhibit 4.1 to Form S-1 filed on February 6, 2018)
4.3	Second Amended and Restated Shareholders’ Agreement, between the Company and the investors listed on the signature pages thereto, dated as of February 12, 2018 (previously filed as Exhibit 4.3 to the Company’s Report on Form S-1/A, File No. 333-222509, dated February 6, 2018).
4.4	Shareholder Agreement, dated as of April 1, 2025, between the Company and Amundi Asset Management S.A.S. (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-38388, dated April 3, 2025).
4.5	Employee Shareholders’ Agreement, dated as of February 12, 2018 (previously filed as Exhibit 4.4 to the Company’s Report on Form S-1/A, File No. 333-222509, dated February 6, 2018).
5.1**	Opinion of Willkie Farr & Gallagher LLP
23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the specified financial statements of the Company.
23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the specified financial statements of Amundi US, Inc.
23.3**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, with respect to the specified financial statements of Amundi US, Inc.
23.4**	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page to this Registration Statement on Form S-3)
107.1**	Filing Fee Table

*
To be filed, if applicable, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 30th day of June 2025.
VICTORY CAPITAL HOLDINGS, INC.
/s/ David C. Brown

Name:   David C. Brown
Title:    Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David C. Brown, Michael D. Policarpo and Nina Gupta, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David C. Brown David C. Brown	Chairman and Chief Executive Officer (Principal Executive Officer)	June 30, 2025
/s/ Michael D. Policarpo Michael D. Policarpo	President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2025
/s/ Céline Boyer-Chammard Céline Boyer-Chammard	Director	June 30, 2025
/s/ Dominique Carrel-Billiard Dominique Carrel-Billiard	Director	June 30, 2025
/s/ Lawrence Davanzo Lawrence Davanzo	Director	June 30, 2025
/s/ Robert V. Delaney Jr. Robert V. Delaney Jr.	Director	June 30, 2025
/s/ Richard M. DeMartini Richard M. DeMartini	Director	June 30, 2025

Signature	Title	Date
/s/ Karin Hirtler-Garvey Karin Hirtler-Garvey	Director	June 30, 2025
/s/ Mary Jackson Mary Jackson	Director	June 30, 2025
/s/ Alan H. Rappaport Alan H. Rappaport	Director	June 30, 2025